UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
         6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              ATC HEALTHCARE, INC.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed

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

                              ATC HEALTHCARE, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042

                 ----------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER 9, 2004

                 ----------------------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ATC Healthcare, Inc., a Delaware corporation (the "Company"), will be held at the Andrew Hotel, 75 North Station Plaza, Great Neck, New York on Thursday, September 9, 2004 at 10:00 a.m. (New York Time) for the following purposes:

      1) To elect two Class B Directors to serve for a three-year term and until their successors are elected and qualified;

      2) To authorize the Company to issue a number of shares of Class A Common Stock in excess of 20% of the number of shares of such stock which is currently outstanding in connection with a financial arrangement; and

      3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on __, 2004 are entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors,

                                             /s/ ANDREW REIBEN
                                             ------------------
                                             ANDREW REIBEN
                                             Secretary


June 30, 2004

IMPORTANT:  Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, you are urged to SIGN, DATE and RETURN the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

                              ATC HEALTHCARE, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
                                 ---------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 9, 2004
                                 ---------------

      This Proxy Statement and the accompanying proxy is being mailed to stockholders of ATC Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Andrew Hotel, 75 North Station Plaza, Great Neck, New York on Thursday, September 9, 2004, and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. The first date on which this Proxy Statement and accompanying proxy are being sent to stockholders is on or about July __, 2004.

                             SOLICITATION OF PROXIES

      All shares represented by proxies received pursuant to this solicitation will be voted as instructed. If you sign your proxy card and no instructions are given, the persons named in the accompanying proxy intend to vote (i) for the nominees named herein as Class B Directors of the Company, and (ii) for authorizing the Company to issue a number of shares of Class A Common Stock in excess of 20% of the number of shares of such stock which are currently outstanding in connection with a financing arrangement.

      Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted for a stockholder who attends the meeting and gives notice to the Secretary before the meeting starts that he or she elects to vote in person.

      The Board of Directors does not know of any matter other than those set forth herein that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment.

      A copy of the Annual Report of the Company containing financial statements for the fiscal year ended February 29, 2004, is included herewith, but is not to be considered part of the proxy soliciting materials. The Company's principal executive offices are located at 1983 Marcus Avenue, Lake Success, New York 11042.

                   RECORD DATE, OUTSTANDING VOTING SECURITIES,
                         VOTING RIGHTS AND VOTE REQUIRED

      Only stockholders of record at the close of business on __, 2004 (the "Record Date") will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. As of the Record Date, [24,682,223] shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 242,917 shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock," and collectively with the Class A Common Stock, the "Common Stock") and 2,000 shares of the 7% Convertible Series A Preferred Stock (the "Series A Preferred Stock"), which are convertible into 1,280,378 shares of Class A Common Stock, were outstanding. As of the Record Date, the Class A Common Stock was held of record by approximately 269 holders, the Class B Common Stock was held of record by approximately 366 holders and the Series A Preferred Stock was held of record by four holders (in the case of the Common Stock, including brokerage firms holding stock in "street name" and other nominees).

      Each holder of record of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock held by such holder. Each holder of record of Class B Common Stock is entitled to cast ten votes (except in certain circumstances which are inapplicable to the election of directors and to the proposed issuance of shares of Class A Common Stock) for each share of Class B Common Stock held by such holder. Each holder of Series A Preferred Stock is entitled to cast one vote per share of Class A Common Stock that may be received upon conversion of the holder's shares of Series A Preferred Stock into Class A Common Stock. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of Common Stock as one class on all matters submitted to our stockholders.

      The Company's By-Laws provide that the presence in person or by proxy of the greater of (i) the holders of a majority of the votes of the shares of stock entitled to vote at the meeting or (ii) 33 1/3% of the shares of stock entitled to vote at the meeting shall constitute a quorum. The affirmative vote of the holders of a majority of the votes of all of the shares of Class A and Class B Common Stock and Series A Preferred Stock, voting together as one class, represented at the meeting in person or by proxy is needed for the election of the nominees for Class B Director and the authorization of the Company to issue a number of shares of Class A Common Stock in excess of 20% of the number of shares of such stock which are currently outstanding in connection with a financing arrangement. As of the Record Date, 4,857,155 shares of Class A Common Stock, no shares of Class B Common Stock and 1,800 shares of Series A Preferred Stock, which are convertible into 1,172,662 shares of Class A Common Stock, were held by the executive officers and directors of the Company. The executive officers and directors will control approximately % of the votes entitled to be cast at the annual meeting by holders of Common Stock. The executive officers and directors of the Company intend to vote their shares for the election of the nominees for Class A Director and in favor of the proposal to authorize the Company to issue a number of shares of Class A Common Stock in excess of 20% of the number of shares of such stock which are currently outstanding in connection with a financing arrangement.

      For purposes of the election of directors and the authorization of the Company to issue additional shares of Class A Common Stock, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. There is a box on the proxy card to vote for or to withhold authority to vote for the nominees for Class B Director. There is also a box on the card to vote for or against or to abstain on the proposal to authorize the Company to issue shares of Class A Common Stock in excess of 20% of the number of shares of such stock which are currently outstanding in connection with a financing arrangement.

                   PROPOSAL 1 - ELECTION OF CLASS B DIRECTORS

      The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until their successors are elected and qualified. Class B is the class whose term will expire at the Annual Meeting. This class consists of two directors, Bernard Firestone and Martin Schiller, who are the nominees of the Board of Directors. The nominees for Class B Director, if elected by a majority of the votes cast at the Annual Meeting, will serve until the 2007 Annual Meeting and until their successors are elected and qualified. Unless otherwise instructed by the stockholders, it is the intention of the holders of the proxies that the shares represented by the proxies in the accompanying form will be voted for such nominees. If a nominee should become unavailable to serve as a Director for any reason, which the Board of Directors does not presently anticipate, the holders of the proxies will vote for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting or the Board of Directors may elect to fill the vacancy at a later date after selecting an appropriate nominee.

      In addition to the Class B Directors, the Board of Directors consists of three other directors. Stephen Savitsky is a Class C director whose term will expire at the 2005 Annual Meeting provided his successor is elected and qualified. David Savitsky and Jonathan Halpert are Class A Directors whose terms will expire at the 2006 Annual Meeting provided their successors are elected and qualified.

      The Company's By-Laws require that notice of nomination of persons for election to the Board of Directors, other than those made by the Board of Directors, must be submitted in writing to the Secretary of the Company not less than thirty nor more than sixty days prior to the Annual Meeting. The notice must set forth certain information concerning the nominees and the stockholders making the nominations. Also, within the same period, the Secretary of the Company must receive the nominee's written consent to being a nominee and a statement of intention to serve as a director, if elected.

      The nominees for Class B Directors named in this Proxy Statement have provided the Company with written consents to being nominees and statements of intention to serve as directors, if elected.

                            REQUIRED AFFIRMATIVE VOTE

      The election of the Class B Directors requires the affirmative vote of the holders of a majority of the votes of all of the shares of Class A and Class B Common Stock and Series A Preferred Stock, voting together as one class, present at the meeting in person or by proxy and entitled to vote thereon.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES.

                                Bernard Firestone
                                Martin Schiller


PROPOSAL 2 - TO AUTHORIZE THE COMPANY TO ISSUE A NUMBER OF SHARES OF COMMON STOCK IN EXCESS OF 20% OF THE NUMBER OF SHARES OF SUCH STOCK WHICH IS CURRENTLY OUTSTANDING IN CONNECTION WITH A FINANCING ARRANGEMENT

      The Board recommends that the stockholders approve the following resolution:

      RESOLVED, that the Company is hereby authorized, in connection with its financing arrangement with Cornell Capital Partners, LP to issue a number of shares of the Company's Class A Common Stock, $.01 par value per share, which exceeds 20% of the number of shares of such stock outstanding on April 19, 2004.

Reasons for Proposal 2

      On April 19, 2004, the Company entered into a financing arrangement with Cornell Capital Partners, LP ("Financer") whereby the Company can draw up to $5,000,000 from Financer over a two-year period. At the time of each draw by the Company, the Financer will, in effect, buy from the Company a number of shares of Class A Common Stock using the amount of the borrowing to repay the amount of the debt incurred by the Company. Shares will be sold to the Financer at a price equal to 97% of the market value of Class A Common Stock, as defined in the financing documents which are part of this financing arrangement. This transaction is often referred to as a "Private Investment in Public Equity" or a "PIPES" transaction. Management believes the costs of this transaction are consistent with the market costs for this kind of transaction.

      Under the rules of the American Stock Exchange, the Company cannot, without shareholder approval, sell to the Financer pursuant to this arrangement, a number of shares of Class A Common Stock which equals or exceeds 20% of the number of shares of such stock outstanding on April 19, 2004. The financing documents currently limit that ability of the Company to borrow from the Financer based on this limitation.

      While management has no present intention of drawing money enough from the Financer to cause the Company to exceed the 20% limit, it is asking for the flexibility to do so, if it determines that it is in the best interest of the Company. Although the issuance of additional shares will have some dilutive effect on the value of the holding of the stockholders, management believes the this effect is limited by the limitation on the amount of money that can be borrowed and the fact that the stock will be "sold" to the Financer at a price which is only a small discount from the then prevailing market price.

                            REQUIRED AFFIRMATIVE VOTE

The affirmative vote of the holders of a majority of the votes of all of the shares of Class A and Class B Common Stock and Series A Preferred Stock, voting together as one class, present at the meeting in person or by proxy and entitled to vote, thereon is required to authorize the Company to issue a number of shares of Common Stock in excess of 20% of the number of shares of such stock which is currently outstanding in connection with financing arrangement described above.

                   THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

                      DIRECTORS AND OFFICERS OF THE COMPANY

         The following table sets forth as to the nominee for election (shown by an asterisk), each other director and each executive officer: (1) such person's name; (2) the year in which such person was first elected (or designated) a director of the Company; (3) biographical information for the last five years;
(4) certain other directorships, if any, held by such person; and (5) such person's age.


--------------------------------------------------------------------------------
            Name                        Age               First Year Elected as
                                    Director
--------------------------------------------------------------------------------
Stephen Savitsky        58      1983       A  founder  of  the   Company,   Mr.
                                           Savitsky  has served as  Chairman of
                                           the  Board  and a  Director  of  the
                                           Company   since  1983  (and  of  its
                                           predecessor   from  1978  to  1983),
                                           Chief  Executive  Officer  from 1978
                                           to  November  2001 and as  President
                                           of the Company  from  November  1991
                                           through   November  1998  and  since
                                           November  2002.  Mr.   Savitsky  had
                                           also  served as the Chief  Executive
                                           Officer   of  Tender   Loving   Care
                                           Healthcare    Services,    Inc.,   a
                                           national  provider  of  home  health
                                           care   services  from  October  1999
                                           through  September  2002  and  was a
                                           director  from  October 1999 through
                                           November 2001.  Mr.  Savitsky is the
                                           brother of David Savitsky.
-------------------------------------------------------------------------------
David Savitsky          56      1983       A founder of the Company, Mr.
                                           Savitsky has served as President
                                           from December 1998 through November
                                           2002, Chief Executive Officer since
                                           November 2001 and as a Director of
                                           the Company since 1983. In
                                           addition, Mr. Savitsky served as
                                           Executive Vice President of the
                                           Company from December 1987 through
                                           November 1998 and as Chief
                                           Operating Officer of the Company
                                           from April 1991 through November
                                           1998. Mr. Savitsky has also served
                                           as Vice Chairman, Government
                                           Relations of Tender Loving Care
                                           Healthcare Services from October
                                           1999 through November 2002 and was
                                           a director from October 1999
                                           through November 2001.  Mr.
                                           Savitsky is the brother of Stephen
                                           Savitsky.
-------------------------------------------------------------------------------
*Jonathan Halpert, Ph.D 59      1983       Dr. Halpert was elected a Director
                                           by the Board of Directors in August
                                           1987. He previously served as a
                                           Director of the Company from May
                                           1983 until he resigned from the
                                           Board in February 1985. Dr. Halpert
                                           is a consultant in the area of
                                           deinstitutionalization of the
                                           mentally retarded and Chief
                                           Executive Officer of the Camelot
                                           Education Center.
-------------------------------------------------------------------------------
Bernard Firestone, Ph.D 54      1987       Dr. Firestone was first elected a
                                           Director by the Board of Directors in
                                           August 1987.  He is the dean of the
                                           College of Liberal Arts and Sciences
                                           and professor of political science at
                                           Hofstra University, where he has been
                                           teaching for 23 years.
--------------------------------------------------------------------------------

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*Martin Schiller        67      2004       Mr. Schiller was appointed to the
                                           board of Directors March 2004 to the
                                           position vacated by Donald Meyers.
                                           Mr. Schiller has been the Chief
                                           Financial Officer of National
                                           Equipment Corporation a privately
                                           held company since 1969.
--------------------------------------------------------------------------------
Andrew Reiben           39      N/A        Mr. Reiben has been the Senior Vice
                                           President of Finance, Chief Financial
                                           Officer and Treasurer of the Company
                                           since September 2003. From August
                                           2001 through August 2003, Mr. Reiben
                                           was Chief Financial Officer of
                                           Immedient Corporation a privately
                                           held consulting company. From
                                           February 1999 through July 2001 Mr.
                                           Reiben was  Senior Vice President of
                                           Finance for CapeSuccess Inc the
                                           parent Company of Immedient
                                           Corporation.
--------------------------------------------------------------------------------

                  OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL
                         OWNERS, DIRECTORS AND OFFICERS

      The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Class A Common Stock, Class B Common Stock and Series A Preferred Stock, by (i) each person known by the Company to beneficially own more than 5% of any class of voting securities of the Company, (ii) each nominee for election as, or person currently serving as, a director of the Company, (iii) the Company's Chief Executive Officer and the other executive officers and former executive officers of the Company whose annual salary and bonus exceed $100,000 (the "Named Executive Officers"), and
(iv) all directors and Named Executive Officers of the Company as a group. None of the Named Executive Officers or Directors of the Company beneficially owns any of the Company's Class B Common Stock. The calculation of the percentage of our Common Stock beneficially owned as of the Record Date is based on 24,925,140 shares of Common Stock issued and outstanding as of that date, plus 1,280,378 shares of Common Stock that may be received by the holders of the Series A Preferred Stock upon conversion of their shares into shares of Class A Common Stock and for which the holders of those shares are entitled to vote with the holders of Common Stock as a single class on all matters submitted to our stockholders.


                              AMOUNT AND NATURE OF
                             BENEFICIAL OWNERSHIP(1)

                                                                                PERCENTAGE OF OUTSTANDING  PERCENTAGE OUTSTNADING
                                    NUMBER OF              NUMBER OF SHARES     VOTES OWNED OF CLASS A     VOTES OWNED OF CLASS B
    NAME OF                         SHARES OF CLASS A      OF SERIES A          COMMON STOCK AND SERIES    COMMON STOCK AND SERIES
BENEFICIAL OWNERS                   COMMON STOCK(2)        PREFERRED STOCK      PREFERRED STOCK            A PREFERRED STOCK
----------------------------------- --------------------- --------------------- -------------------------  ------------------------
Stephen Savitsky(3)................   2,791,634(4,5)            900(8)                     13.3%                     12.1%
David Savitsky (3).................   2,423,123(6,7)            900(9)                     11.8%                     10.8%
Bernard J. Firestone (3)...........       1,100                                               *                         *
Jonathan J. Halpert (3)............           0                                               *                         *
Martin Schiller (3)................           0                                               *                         *
Andrew Reiben (3)..................           0                                               *                         *
Edward Teixeira (3)                     343,598(10)             1.4%                        1.3%
Alan Levy (3)                            57,891(11)                                           *                         *
Dimensional Fund Advisors, Inc.(12)   1,372,460                                             5.6%                      5.1%
All Named Executive Officers and
Directors as a group (6 persons)...   5,215,857(13)           1,800                        24.3%                     22.3%


(1) "Beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In general, a person is treated as the "beneficial owner" of stock under Rule 13d-3 if such person has (or shares) (i) either investment power or voting power over such stock (which may be by means of a contract, arrangement, understanding, relationship or otherwise), or (ii) the right to acquire such stock within 60 days, including by means of the exercise of an option or the conversion of a convertible security. Each beneficial owner's percentage of ownership and percentage of votes is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this table have been exercised. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2) Each holder of record of shares of Class A Common Stock is entitled to one vote per share held by such holder.

(3) The address of each of these persons is c/o ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns.

(4) Includes options to purchase 200,000 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date. Includes 495,852 shares of Class A Common stock held by Stephen Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares. Includes 6,395 shares of Class A Common Stock purchased through the Company's employee stock purchase plan.

(5) Includes 240,000 shares of Class A Common Stock held by Stephen Savitsky's adult children. Mr. Savitsky disclaims beneficial ownership of these shares.

(6) Includes options to purchase 200,000 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date. Includes 471,691 shares of Class A Common Stock held by David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares. Includes 25,436 shares of Class A Common Stock purchased through the Company's employee stock purchase plan.

(7) Includes 273,800 shares of Class A Common Stock held by Mr. Savitsky's wife as trustee for the benefit of their three children and 135,000 shares of Class A Common Stock held directly by one of Mr. Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(8) Includes 900 shares of Series A Preferred Stock which is convertible into 586,331 shares of Class A Common Stock held by Mr. Stephen Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.

(9) Includes 900 shares of Series A Preferred Stock which is convertible into 586,331 shares of Class A Common Stock held by Mr. David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.

(10) Includes shares of Class A Common Stock purchased through the Company's employee stock purchase plan and options to purchase shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date.

(11) Includes shares of Class A Common Stock purchased through the Company's employee stock purchase plan and options to purchase shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date.

(12) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is located at 1299 Ocean Avenue, Santa Monica, California 90401. Dimensional is deemed to have beneficial ownership of 1,372,460 shares of Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional Fund Advisors, Inc. serves as investment manager for all of such entities, but Dimensional disclaims beneficial ownership of all such shares.

(13) Includes options to purchase 400,000 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date.

                       OPERATION OF THE BOARD OF DIRECTORS

      The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, certain authority has been delegated to standing committees of the Board.

      Each director who is not an officer or employee of the Company receives a fee of $10,000 per annum for service on the Company's Board of Directors. Directors who are officers or employees of the Company receive no fees for service on the Board.

      The Board of Directors held five meetings during the fiscal year ended February 29, 2004. All of the directors attended at least 75% of the meetings of the Board (except for Martin Schiller who was appointed to the board in March
2004) and applicable committees during the fiscal year ended February 29, 2004.

                             COMMITTEES OF THE BOARD

      The Executive Committee, the Audit Committee and the Compensation and Stock Option Committee are the only standing committees of the Board of Directors. Membership is as follows:

                                                            COMPENSATION AND
                 EXECUTIVE             AUDIT                STOCK OPTION
                 ---------             -----                ------------
              Stephen Savitsky    Bernard J. Firestone   Bernard J. Firestone
              David Savitsky      Jonathan J. Halpert    Jonathan J. Halpert
                                  Martin Schiller

      The Executive Committee is authorized to exercise all powers of the Board when the Board is not in session, except as to matters upon which action by the Board itself is required.

The Audit Committee generally assists the Board with respect to accounting, auditing and reporting practices. The Audit Committee meets with management before all earnings releases. The Audit Committee also meets with the Company's independent auditors to discuss any issues regarding the fair presentation of the Company's financial statements. The Board of Directors has adopted a revised Audit Committee Charter, a copy of which is attached as Exhibit A, as of June 18, 2004, in order to ensure that the Committee's Charter continued to meet the needs of the Company, the rules of the SEC and the AMEX, and the requirements of the Sarbanes-Oxley Act of 2002. The Board, in its business judgment, has determined that all of the members of the Audit Committee are "independent," as defined in the rules of the American Stock Exchange. The Board has determined that each member of the Audit Committee is financially literate and that Martin Schiller is qualified as the audit committee financial expert, as defined in the rules of the Securities and Exchange Commission.

      The Audit Committee is responsible for the oversight and evaluation of:

      --    the hiring of the Company's independent auditors;

      -- the qualification, independence and performance of the Company's independent auditors;

      -- the approval of all audit and non-audit services provided to the Company; and

      -- oversees compliance with the Company's policies for conducting business, including ethical business standards.

The Audit Committee has formal policies and procedures in place with regard to the approval of all professional services provided to the Company by an accounting firm, whether they are audit or non-audit services.

The Compensation and Stock Option Committee determines the cash and incentive compensation, if any, to be paid to the Company's executive officers and other key employees, including the Named Executive Officers. In addition, it administers the 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, the 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Board has determined that each member of the committee is "independent" within the meaning of the rules of the American Stock Exchange.

      The Executive Committee held numerous meetings throughout the year, the Audit Committee held four meetings, and the Compensation and Stock Option Committee held two meetings and acted by written consent on two occasions, during the fiscal year ended February 29, 2004.

Audit Committee Report

      As more fully described in its Charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board. Since last year we have reviewed and revised our written charter to reflect recent changes in the federal securities law and the rules of the American Stock Exchange. The revised charter was then approved by our Board of Directors. The revised charter is attached as Exhibit A to this proxy statement. Management has the primary responsibility for the financial statements reporting process, including the system of internal controls. The Audit Committee is directly responsible for the appointment and oversight of the work of Goldstein Golub and Kessler, LLP ("Goldstein"), the Company's independent auditors, for the purpose of preparing or issuing an audit report. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosure financial statements.

      The Audit Committee reviewed with Goldstein, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with Committee under accounting principles generally accepted in the United States. The Audit Committee reviewed a report by the auditor describing (i) the independent auditor's internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Company.

      The Audit Committee has reviewed any problems or difficulties the may have encountered and any management letter provided by the auditor and the Company's response to that letter, such review including (i) any difficulties encountered in the course of the audit work, including any restriction of activities or access to required information and (ii) any changes required in the planned scope of the audit. The Audit Committee has discussed with matters required to be discussed by Statement on Auditing Standards No 61 (Communications with Audit Committees). Goldstein reported to the Audit Committee:

      *     all critical accounting policies and practices to be used;

      * all alternative treatments within accounting principles generally accepted in the United States for policies and practices related to material items that were discussed with management, including an analysis of significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

      * other material written communications between Goldstein and management.

      Goldstein has provided to the Audit Committee the written disclosure required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and the Committee has discussed with Goldstein its independence. The Committee also concluded that Goldstein's provision of nonaudit services, as described in the next section, to the Company is compatible with Goldstein's independence.

      The Audit Committee discussed with Goldstein the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audit, the evaluation of our internal control, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board (and the Board approved) that the financial statements be included in the Annual Report on Form 10-K for the year ended February 29, 2004 for filing with the Securities and Exchange Commission.

                                Respectfully submitted,
                                Audit Committee
                                Bernard J. Firestone
                                Jonathan J. Halpert
                                Martin Schiller

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's Compensation and Stock Option Committee (the "Compensation Committee") is composed of Bernard J. Firestone and Jonathan J. Halpert.

      No member of the Compensation Committee of the Board of Directors of the Company was, during the fiscal year ended February 29, 2004, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or participated in any transactions during the last fiscal year requiring disclosure by the Company pursuant to the federal proxy rules. During the fiscal year ended February 29, 2004, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Class A or Class B Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Class A Common Stock or Class B Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and, if applicable, written representations from its officers and directors that no other reports were required, during the fiscal year ended February 29, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                           SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer and the Named Executive Officers.


                           SUMMARY COMPENSATION TABLE
                                                                        Annual Compensation                 Long-Term
                                                                                                           Compensation
                                                                                                              Awards
                                                                                                            Securities
                                                                                         Bonus              Underlying
        Name And Principal Position                 Year            Salary           Compensation          Options (#)
        ---------------------------                 ----            ------           ------------          -----------

Stephen Savitsky..................                  2004           $310,043               --               1,780,692
  President and                                     2003           $234,527               --                    --
  Chairman of the Board                             2002           $313,988               --                 200,000
David Savitsky....................                  2004           $412,880               --               1,780,692
  Chief Executive Officer                           2003           $484,279               --                    --
                                                    2002           $430,688               --                 200,000
Edward Teixeira...................                  2004           $265,000               --                    --
  Former Executive Vice President and               2003           $257,000               --                    --
  Chief Operating Officer of a                      2002           $236,774             $15,000               60,000
   Principal subsidiary
Andrew Reiben.....................                  2004           $ 92,694               --                 100,000
  Senior Vice President, Finance
  and Chief Financial Officer
Alan Levy.........................                  2004           $188,000               --                  10,000
  Former Senior Vice President Finance and          2003           $177,692             $10,000               20,000
  Treasurer                                         2002           $164,577               --                  30,000
------------------------------

                               OPTION GRANTS TABLE

      The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during the fiscal year ended February 29, 2004. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights ("SARs").

                                          OPTION GRANTS IN LAST FISCAL YEAR
                                                  INDIVIDUAL GRANTS

                                                    % of Total
                                 Number of           Options                                               Grant
                                Securities          Granted to                                             Date (1)
                                Underlying         Employees in         Exercise          Expiration       Present
                              Options Granted      Fiscal Year            Price              Date            Value

Andrew Reiben    (2).......          100,000              2.5%            $0.79              2013           $68,000
Stephen Savitsky (3).......        1,780,692             45.5%            $0.59              2013          $868,224
David Savitsky   (4).......        1,780,692             45.5%            $0.59              2013          $868,224


--------------------------

(1) The values shown were calculated utilizing the Black-Scholes option pricing model and are presented solely for the purpose of comparative disclosure in accordance with certain regulations of the Securities and Exchange Commission. This model is a mathematical formula used to value traded stock price volatility. The actual value that an executive officer may realize, if any, is dependent on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. In calculating the grant date present values, the Company used the following assumptions: (a) expected volatility of approximately 96%; (b) risk-free rate of return of approximately 4.4%; (c) no dividends payable during the relevant period; and (d) exercise at the end of a 10 year period from the date of grant.

(2) Issued under the 1998 Stock Option Plan. No options were exercisable as of February 29, 2004.

(3) 1,383,692 options issued under the 1994 Stock Option Plan and 397,000 options issued under the 1993 Stock Option Plan. None were exercisable as of February 29, 2004. During the fiscal year ended February 29, 2004, 1,780,692 of Mr. Savitsky options expired.

(4) 1,383,692 options issued under the 1994 Stock Option Plan and 397,000 options issued under the 1993 Stock Option Plan. None were exercisable as of February 29, 2004. During the fiscal year ended February 29, 2004, 1,780,692 of Mr. Savitsky options expired.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE

      The following table provides information concerning the number and value of stock options exercised during the fiscal year ended February 29, 2004, and held at the end of such fiscal year, by the Named Executive Officers. No SARs were exercised during such fiscal year, and no SARs are held by any Named Executive Officer, because the Company does not have any plans providing for SARs.

                                                                                                              Value of
                                                                          Number of Securities         Unexercised
                                                                               Underlying              In-the-Money
                                                                           Unexercised Options          Options At
                                    Shares Acquired                       At February 29, 2004      February 29, 2004
                                                                          ----------------------    -------------------
                                          On                                  Exercisable/             Exercisable/
             Name                      Exercise        Value Realized         Unexercisable           Unexercisable
--------------------------------    ----------------   ---------------    ----------------------    -------------------

Stephen Savitsky............              --                 --             200,000/1,780,692           $0/$89,035
David Savitsky..............              --                 --             200,000/1,780,692           $0/$89,035
Andrew Reiben...............              --                 --                  0/100,000              $0/$0


                              EMPLOYMENT AGREEMENTS

      Stephen Savitsky, who serves as Chairman of the Board of Directors and President of the Company has an employment agreement with the Company under which he receives an initial base $302,244. Mr. Savitsky's employment agreement provides that during the his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically renewed at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment, other than for his conviction of a felony, he will be entitled to receive a severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

      David Savitsky, who serves as Chief Executive Officer and a Director of the Company, has an employment agreement with the Company under which he receives an initial base salary of $403,000. Mr. Savitsky's employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment, other than for his conviction of a felony, he will be entitled to receive a severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

      Andrew Reiben, who serves as the Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Company, has an employment agreement with the Company under which he receives an initial base salary of $185,000. The three-year contract provides for annual increases in base salary of $10,000. Mr. Reiben is also eligible to receive an automobile allowance of $8,000 per annum. Under the employment agreement, Mr. Reiben is obligated to devote his full business time to the affairs of the Company. Further, if within 18 months after a "change of control", Mr. Reiben terminates his employment or is terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to one year of his base salary.

      If a "change of control" were to occur prior to the next anniversary of the respective employment agreements of Stephen Savitsky, David Savitsky and Andrew Reiben and their employment relationships with Company were to terminate for reasons triggering the severance payment described above, then the Company would be obligated to make lump sum payments in the approximate amounts of $906,000 and $1,212,000 to Stephen and David Savitsky, respectively, and weekly installment payments of $3,558.00 for 12 months to Andrew Reiben. The lump sum severance payments payable after the end of the calendar year or the anniversary dates of the respective employment agreements, as the case may be, would change as a result of changes in individuals' compensation. The term "change of control" as used in the employment agreements with the Company's executive officers refers to an event in which a person, corporation, partnership, association or entity (i) acquires a majority of the Company's outstanding voting securities, (ii) acquires securities of the Company bearing a majority of voting power with respect to the election of directors of the Company, or (iii) acquires all or substantial all of the Company's assets.

      Edward Teixeira, who served as the Executive President and Chief Operating Officer of a principal subsidiary of the Company until January 2004, had an employment agreement with the Company under which he received a base salary of $250,000. Under an agreement with the Company regarding his termination, he will continue to receive his base salary through December 2004.


    COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

      The Compensation and Stock Option Committee (hereinafter, the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, the Committee administers the Company's 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Committee currently consists of Bernard J. Firestone and Jonathan J. Halpert, each of whom is a non-employee director of the Company (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

Compensation Philosophy

      The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's business objectives and increase stockholder value. There are three major components of the Company's compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid the Company in achieving both its short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

      The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to the Company. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

      The Committee evaluates the Company's performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management.

      The Committee believes that it competes for executives not only with the companies comprising the New Peer Group Index described below under the heading "Performance Graph" but also with numerous other companies in supplemental staffing and temporary personnel industries that are actively seeking executives having the same type of skills and experience as the Company's executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by the Company to its executive officers and other key employees is above average, reflecting the Company's relative size and desire to retain its current employees.

      The Committee also considers other subjective factors bearing on the appropriate compensation for each of its executive officers and other key employees, such as the length of an employee's service with the Company, which the Committee believes enhances the value of the employee to the Company. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of the Company's business plan. Where appropriate, the Committee will consider the performance of specific divisions or departments of the Company for which the employee has direct supervisory responsibility.

      When the Company identifies a talented executive, it seeks to secure his or her employment for a long term. For this reason, the Company has entered into employment agreements with its executive officers, each of which provides for a specified base salary. The existence of these employment agreements establishes certain minimum salary and benefit levels for each covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

      The particular components of executive compensation employed by the Company are discussed in greater detail below.

Salaries

      Base salaries for the Company's executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by the Company should be maintained at levels at least competitive with those offered by companies with which the Company competes for executive talent in order to attract and retain executive officers and other key employees of the caliber that the Company desires.

      The base salaries for the Company's executive officers and other key employees are reflected in the employment agreements negotiated by the Company with each such employee and are accordingly subject to formal review only at the time each such contract is entered into or renewed.

Stock Option Plans

      To promote the long-term objectives of the Company and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of the Company. We believe that the executive officers should benefit together with stockholders as the Company's stock increases in value. Stock options focus the executives' efforts on managing the Company from the perspective of an owner with an equity stake in the business. Because the Company views stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

      In the fiscal year ended February 29, 2004, 100,000 stock options were granted to Andrew Reiben and 1,780,692 stock options were granted to both Stephen Savitsky and David Savitsky. It is the philosophy of the Committee that stock options be awarded to executive officers of the Company to promote alignment of long-term interests of such individuals and the Company's stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of the Company's earnings or cash flow, the Committee has favored the granting of stock options over cash bonuses as a means of rewarding the Company's executive officers and other key employees.

Compensation of Chief Executive Officer

      The Committee applies the same factors in considering David Savitsky's compensation that it applies to the Company's other executive officers and key employees. Mr. Savitsky's employment agreement establishes his annual base salary, including the amount of his minimum annual salary adjustment. The Committee may reduce this base salary only at the time a new agreement is negotiated, although the Committee does have the ability to award Mr. Savitsky additional base salary and to give the five year notice necessary to terminate the agreement. During the fiscal year ended February 29, 2004, the Committee did not provide notice of termination to Mr. Savitsky. Mr. Savitsky's base salary was set at $403,000 pursuant to an amendment made in 2002 to his employment agreement.

      The year ended February 29, 2004 was a difficult year in the temporary medical staffing field. Revenues for the Company for the year ended February 29, 2004, were $130.4 million compared to $148.7 million for the year ended February 28, 2003. Loss from operations for the year ended February 29, 2004 was $177,000 versus income from operations of $1.5 million in the prior fiscal year. Net loss for the year ended February 29, 2004 was $6.2 million or $(0.25) per diluted share (EPS), versus a net loss of $2.8 million or $(0.12) per diluted share for the year ended February 28, 2003.

      Sales and margins have been under pressure as demand for temporary nurses is currently going through a period of contraction. The leadership of Mr. Savitsky was necessary during these difficult times as the Company had to adjust to these changing market conditions by both closing nonprofitable offices and causing reductions of administrative personnel. No additional compensation other then stock options was granted to Mr. Savitsky during the year ended February 29, 2004.

                                        Respectfully submitted
                                        Compensation and Stock Option Committee

                                        Bernard J. Firestone
                                        Jonathan J. Halpert

                                PERFORMANCE GRAPH

      The Performance Graph which is attached as Exhibit B, compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended February 29, 2004, with the cumulative return on the American Stock Exchange Market Index and a Peer Group Index, assuming investment of $100 in the Company's Common Stock, the American Stock Exchange Market Index and the Peer Group Index at March 1, 1999. The Peer Group selected by the Company consists of two representative companies whose common stock has been publicly-traded during the five years ended February 29, 2004, and each of which, like the Company, engages in providing medical staffing services. Those companies are Kelly Services, Inc. and Star Multi-Care Services, Inc.

      The Performance Graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance. On March 19, 2002, the Company Class A Common Stock commenced trading on the American Stock Exchange. Therefore, the performance graph below reflects the comparison with the American Stock Exchange Index in lieu of the NASDAQ Market Index. The total return for the five fiscal years ended February 29, 2004 on the Company's Common Stock, the American Stock Exchange Index and the NASDAQ Market Index assuming a $100 initial investment was $__, $___ and $__, respectively.

  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG ATC HEALTHCARE, INC., AMEX
           MARKET INDEX AND PEER GROUP INDEX (enclosed as Exhibit B).

                              CERTAIN TRANSACTIONS

Related Party Transactions

Purchase of Direct Staffing, Inc. and DSS Staffing Corp

      In January, 2002, the Company purchased substantially all of the assets and business of Direct Staffing, Inc. ("DSI"), a licensee of the Company serving the territory consisting of Westchester County, New York and Northern New Jersey and DSS Staffing Corp. ("DSS"), a licensee of the Company serving New York City and Long Island, New York, for an aggregate purchase price of $30,195,000. These licensees were owned by an unrelated third party and by Stuart Savitsky, son of Stephen Savitsky, Chairman of the Company, and Shabsi Schreier and Steven Weiner, two sons-in-law of Stephen Savitsky, who have received in the aggregate the proceeds of the sale. Under the original purchase agreement, the Company agreed to pay additional contingent consideration equal to the amount (a) the product of (i) Annualized Net Revenues (as defined in the asset agreements) and
(ii) 5.25 exceeded (b) $17,220,000, but if and only if that product (the "Valuation") exceeded $20 million; however, under the June amendment discussed below, this obligation was terminated. Such licensees paid gross licensee fees of approximately $6,527,000, and $5,263,000 in 2002 and 2001, respectively.

      The purchase price was initially evidenced by two series of promissory notes issued to each of the four owners of DSS and DSI. The first series notes (the "First Series"), in the aggregate principal amount of $12,975,000 bore interest at the rate of 5% per annum and was payable in 36 consecutive equal monthly installments of principal, together with interest thereto the first installment becoming due on March 1, 2002. The second series (the "Second Series"), in the aggregate principal amount of $17,220,00 bore interest at the rate of 5% per annum and was payable as follows: $11,000,000 together with interest thereon, on January 31, 2005 (or earlier if certain capital events occurred prior to such date) and the balance in 60 consecutive monthly installments of principal, together with the interest thereon, with the first installment becoming due on April 30, 2005. Payment of both the Series and the Second Series was secured by a second lien on the assets acquired.

On June 13, 2003, the debt between the Company and the noteholders was amended. In connection, therewith, the subordination agreement between the Company's noteholders and the Company's primary lender was also amended. As a result of those amendment, what had been two promissory notes issued to each of the former owners of DSS and DSI has been condensed into one note. The note issued to one of the former owners is for a term of seven years, with a minimum monthly payment (including interest) of $40,000 in year one and minimum monthly payments of $80,000 in subsequent years, with a balloon payment of $3,700,000 due in year
4. The balance on that note after the balloon payment is payable over the remaining 3 years of the note, subject to certain limitations in the subordination agreement. The notes issued to the other three former owners are for terms of ten years, with minimum monthly payments (including interest) of $25,000 in the aggregate in the first year and minimum monthly payments of $51,000 in the aggregate for the remaining years. Any unpaid balance at the end of the note term will be due at that time. Additional payments are payable to the noteholders if the Company achieves certain financial ratios. In conjunction with this revision, one of the note holders agreed to reduce his note by approximately $2,800,000 provided the Company does not default under the Notes or, in certain instances, the Company's senior lending facility.

Sale of Series A Preferred Stock

      On February 26, 2003, the Company announced that it was offer sell a total of 4,000 shares of 7% Convertible Series A Preferred Stock cost of $500 per share to certain accredited investors in an offering from registration under the Securities Act of 1933, as amended. On February 26, 2003, Stephen Savitsky and David Savitsky each purchased 900 shares of Series A Preferred Stock. As of May 2, 2003, a total of 2,000 shares of Series A Preferred Stock were sold with a conversion price of $.73 per share. Each share of the Series A Preferred Stock may be converted at any time by the holder after April 30, 2003 at a conversion price equal to the lower of (i) 120% of weighted average closing price of the Company's Common Stock on the American Stock Exchange during the ten trading day period ending April 30, 2003, and (ii) 120% of the weighted average closing price of the Company's Common Stock on the American Stock Exchange during the ten trading day period ending on the date the Company accepts a purchaser's subscription for shares, subject in either case to adjustment in certain events. The Series A Preferred Stock will be redeemed by the Company on April 30, 2009 at $500 per share, plus all accrued dividends. At any time after April 30, 2004, the Company may redeem all or some of a purchaser's shares of Series A Preferred Stock, if the weighted average price of the Company's Common Stock during the ten trading day period ending on the date of notice of redemption is greater than 200% of the conversion price of such purchaser's shares of Series A Preferred Stock.

During July and August 2003 Stephen Savitsky's wife purchased 495,852 shares of Series A Common Stock at prices ranging from $0.68 to $0.78 per share. The sales price per share was equal to or exceeded the market price of the Company's common stock at the date of each transaction.

During July and August 2003 David Savitsky's wife purchased 464,241 shares of Series A Common Stock at prices ranging from $0.68 to $0.78 per share. The sales price per share was equal to or exceeded the market price of the Company's common stock at the date of each transaction.

                              STOCKHOLDER PROPOSALS

      Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 2005 must submit the same in writing so as to be received at the executive offices of the Company on or before February 28, 2005. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

      For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the Annual Meeting, the Securities and Exchange Commission rules permit management to vote shares in its discretion if we: (1) receive notice of the proposal before the close of business on May 1, 2005, and advise shareholders in the 2005 proxy statement about the nature of the matter and how management intends to vote; or (2) do not receive notice of the proposal prior to the close of business on May 1, 2005. Notice of intentions to present proposals at the Annual Meeting should be sent to the executive offices of the Company.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

      Pursuant to the authority granted to the Audit Committee by its Charter, the Audit Committee has appointed Goldstein Golub and Kessler, LLP, ("Goldstein") as the independent certified public accountants to audit the accounts of the Company for fiscal year ending February 28, 2005. Goldstein was previously appointed as the independent certified public accountants to audit the accounts of the company for the fiscal year ending February 29, 2004. Representatives of Goldstein are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they wish, and to respond to questions.

      Audit fees-Goldstein Golub Kessler LLP billed an aggregate of $70,000 in fees for services rendered for the annual audit of the Company's consolidated financial statements for the fiscal year ended February 29, 2004.

      Financial Information System Design and Implementation fees-None.

      All other fees-None.

      The Audit Committee has reviewed the amount of fees paid to Goldstein for audit and non-audit services, and concluded since no non-audit services were provided and no fees paid therefore, the independence of Goldstein had not been impaired.

                             SOLICITATION STATEMENT

      The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but the Company's regular employees may solicit proxies personally or by telephone, electronic transmission, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names and the Company will reimburse such parties for their reasonable charges and expenses.

                                     GENERAL

      The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before this meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies by the persons voting them.

Communications to the Board

      All communications to the Board of Directors must be in writing and should be addressed to Mr. Andrew Reiben, Secretary, ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. The independent directors has approved a process whereby communications to the Board will be screened to ensure that only communications relating to the business of the Board are received by it.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 29, 2004 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO ANDREW REIBEN, ATC HEALTHCARE, INC., 1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042.

      Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by them.

Dated: June 18, 2004                         By Order of the Board of Directors
                                             /s/ ANDREW REIBEN
                                             ANDREW REIBEN
                                             Secretary

                              ATC HEALTHCARE, INC.
                                      PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Stephen Savitsky and David Savitsky, and each of them (with power of substitution), proxies of the undersigned to represent and vote, as designated below, all shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), of ATC Healthcare, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on August 12, 2004 and at any adjournment thereof. Each holder of shares of Class A Common Stock is entitled to cast one vote for each share held by such holder. Each holder of shares of Class B Common Stock is entitled to cast ten votes for each share by such holder.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND FOR 2.

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy shall be voted "FOR" the nominees in Item 1 and for the proposal in Item 2.

                                SEE REVERSE SIDE


[X] Please mark your votes as in this example.
                                                 WITHHELD
                                                 AUTHORITY    NOMINEE FOR
                                FOR NOMINEE      FOR NOMINEE  CLASS B DIRECTOR
1.  Election of
    Class B Directors
                                    [ ]              [ ]      Bernard Firestone

                                    [ ]              [ ]      Martin Schiller

2. Authorizing the Company
   to issue an amount of
   Common Stock which would
   exceed 20% of the number
   of shares currently
   outstanding.

                                For [ ]      Against [ ]      Abstain [ ]


(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the space below)


SIGNATURE(S) DATE

----------------------------------------------       ---------------------------

IMPORTANT: Please date and sign as your name appears above and return enclosed envelope. When signing as executor, administrator, trustee, g etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporation name by a duly authorized officer whose title is stated.

                                    EXHIBIT A
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                              ATC HEALTHCARE, INC.

                             AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of ATC Healthcare, Inc. (the "Corporation").

The purposes of the Committee are to:

      l. represent and assist the Board in fulfilling its oversight responsibilities with respect to:

            a.    the integrity of the Corporation's financial statements;

            b. the Corporation's compliance with legal and regulatory requirements;

            c. the qualifications and independence of the Corporation's external auditor (the "Independent Auditor") including advance approval of all audit and non-audit services;

            d. the system of internal controls that management has established; and

      2. prepare the report of the Committee required to be included in the Corporation's annual proxy statement.

While the Committee has certain duties and responsibilities pursuant to this Charter, the Committee is not responsible for guaranteeing the accuracy of the Corporation's financial statements or the quality of the Corporation's accounting practices. The fundamental responsibility for the Corporation's financial statements and disclosures rests with management and the Independent Auditor. To the extent that procedures included in this Charter go beyond what is required of an Audit Committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules.

COMMITTEE MEMBERSHIP

         l. The Committee shall consist of no fewer than three directors as determined by the Board.

         2. All of the members of the Committee shall meet the applicable independence and experience requirements of the law, including the Sarbanes-Oxley Act of 2002, rules promulgated by the Securities and Exchange Commission (the "SEC"), and rules promulgated by the American Stock Exchange (the "AMEX").

         3. The members of the Committee shall be appointed and may be removed by the Board.

      4. Each member of the Committee shall in the judgment of the Board have the ability to read and understand the Corporation's basic financial statements.

      5. One of the members of the Committee shall be an "audit committee financial expert" pursuant to the requirements of the SEC and AMEX.


      6. No member of the Committee shall receive directly or indirectly, as defined by the rules and regulations of the SEC and the AMEX, any consulting, advisory, or other compensatory fee from the Corporation or any of its affiliates.

      7. No director who serves on the audit committee of more than three public corporations other than the Corporation shall be eligible to serve as a member of the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

         The Committee shall;

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable SEC and AMEX audit committee requirements.

      2. Be responsible for the appointment, retention, compensation and oversight of the Independent Auditor. Resolve any disagreements between management and the Independent Auditor regarding financial reporting. The Independent Auditor shall report directly to the Committee.

      3. Pre-approve all auditing and non-auditing services to be provided to the Corporation by the Independent Auditor.

      4. Review with the Corporation's management and Independent Auditors the Corporation's accounting and financial reporting processes and controls. Obtain annually in writing from the Independent Auditors their letter as to the adequacy of such controls.

      5. Review with the Corporation's management and Independent Auditors significant accounting and reporting principles, practices and procedures applied by the Corporation in preparing its financial statements. Discuss with the Independent Auditors their judgments about the quality, not just the acceptability, of the Corporation's accounting principles used in financial reporting.

      6. Review earnings press releases, as well as the Corporation's policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

      7. Review the scope and general extent of the Independent Auditors' annual audit. The Committee's review should include an explanation from the Independent Auditors of the factors considered by the Independent Auditors in determining the audit scope, including the major risk factors. The Independent Auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

      8. Inquire as to the independence of the Independent Auditors and obtain from the Independent Auditors, at least annually, a formal written statement describing: the Independent Auditor's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues, and all relationships between the Independent Auditors and the Corporation, including the matters contemplated by Independence Standards Board Standard No. 1. Discuss with the Independent Auditor any issues or relationships disclosed in such report that, in the judgment of the Committee may have an impact on the competence or independence of the Independent Auditor.

      9. Have a predetermined arrangement with the Independent Auditors that they will advise the Committee through its chairperson and management of the Corporation of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to the fling of the applicable Form 10-Q.

      10. At the completion of the annual audit, review with management and the Independent Auditors the following:

            a. The annual financial statements and related footnotes and financial information to be included in the Corporation's Annual Report on Form 1 0-K.

            b. Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

            c. Significant changes to the audit plan, if any, and any disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the Independent Auditors during their audit, including access to all requested records, data and information. Inquire of the Independent Auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Corporation's financial statements.

            d. Other communications as required to be communicated by the Independent Auditors by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the Independent Auditors concerning their judgment about the quality of the Corporation's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

            If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Corporation's Annual Report on Form 1 0-K.

11. Prepare the report required under SEC rules to be included in the Corporation's annual proxy statement. This Charter is to be published as an appendix to the proxy statement every three years.

12. Discuss with the Independent Auditors the competence, performance and cooperation of the Corporation's financial and accounting personnel. Discuss with management the competence, performance and cooperation of the Independent Auditors.

13. Meet with management and the Independent Auditors to discuss any relevant significant recommendations that the Independent Auditors may have, particularly those characterized as 'material' or 'serious'. Typically, such recommendations will be presented by the Independent Auditors in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the Independent Auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

14. Review with management and the Independent Auditors the methods used to establish and monitor the Corporation's policies with respect to unethical or illegal activities by Corporation employees that may have a material impact on the financial statements.

15. Review with the Corporation's general counsel, if any, or its principal outside counsel, the Corporation's compliance with legal and regulatory requirements.

16. Discuss Corporation policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation's contingent liabilities and risks.

17. Set clear hiring policies for employees or former employees of the Independent Auditor.

18. Establish procedures for the (i) receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. Review periodically with management these procedures and any significant complaints received.

19. Report regularly to the Board, both with respect to the activities of the Committee generally and with respect to any issues that arise regarding the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor or the performance of management.

20. Require the rotation of the Independent Auditor's lead audit partner and concurring partner no less than every five (5) years, or more frequently if required, and other "audit partners" as may be required by the rules and regulations of the SEC and the AMEX.

21.   Conduct an annual performance evaluation of the Committee.

22. Perform such other duties and responsibilities, consistent with this Charter and governing law delegated to the Committee by the Board.

EXTERNAL ADVISORS

The Committee shall have the sole authority to obtain, at the Corporation's expense, but at funding levels determined by the Committee, advice and assistance from outside legal, accounting and other advisors. The Committee shall also have authority to obtain advice and assistance from any officer or employee of the Corporation.

MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting shall be established by the Committee chairperson. The Committee is to meet in separate executive sessions with management and the Independent Auditors at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the Independent Auditors be present at Committee meetings.

AMENDED AND RESTATED CHARTER

This Amended and Restated Audit Committee Charter was adopted by the Board of Directors as of June [__], 2004. It replaced the prior Charter, which had been adopted by the Board in 2002, in order to ensure that the Committee's Charter continued to meet the needs of the Corporation, the rules and regulations of the SEC and the AMEX, and the requirements of the Sarbanes-Oxley Act of 2002.

                                    EXHIBIT B

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG ATC HEALTHCARE, INC., AMEX MARKET
                           INDEX AND PEER GROUP INDEX

                  [SEE SUPPLEMENTARY PDF FOR PERFORMANCE GRAPH]


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